Exhibit 21.1
Subsidiaries of VICI Properties Inc.

Name of Entity	State of Incorporation or Organization
Bally’s Atlantic City LLC	Delaware
Biloxi Hammond, LLC	Delaware
Bluegrass Downs Property Owner LLC	Delaware
Caesars Atlantic City LLC	Delaware
Cascata LLC	Delaware
Chariot Run LLC	Delaware
Claudine Propco LLC	Delaware
Claudine Property Owner LLC	Delaware
CPLV Mezz 1 LLC	Delaware
CPLV Mezz 2 LLC	Delaware
CPLV Mezz 3 LLC	Delaware
CPLV Property Owner LLC	Delaware
Grand Bear LLC	Delaware
Grand Biloxi LLC	Delaware
Harrah’s Bossier City LLC	Louisiana
Harrah’s Council Bluffs LLC	Delaware
Harrah’s Joliet LandCo LLC	Delaware
Harrah’s Lake Tahoe LLC	Delaware
Harrah’s Metropolis LLC	Delaware
Harrah’s Reno LLC	Delaware
Harvey’s Lake Tahoe LLC	Delaware
Horseshoe Bossier City Prop LLC	Louisiana
Horseshoe Council Bluffs LLC	Delaware
Horseshoe Southern Indiana LLC	Delaware
Horseshoe Tunica LLC	Delaware
Miscellaneous Land LLC	Delaware
New Harrah’s North Kansas City LLC	Delaware
New Horseshoe Hammond LLC	Delaware
New Tunica Roadhouse LLC	Delaware
Propco Gulfport LLC	Delaware
Propco TRS LLC	Delaware
Rio Secco LLC	Delaware
Vegas Development LLC	Delaware
Vegas Operating Property LLC	Delaware
VICI FC Inc.	Delaware
VICI Golf LLC	Delaware
VICI Properties 1 LLC	Delaware
VICI Properties GP LLC	Delaware
VICI Properties L.P.	Delaware